Exhibit 99.1

ASX Announcement

21 April 2026

Investor Call details

Coronado Global Resources Inc. (ASX: CRN) will hold an Investor Call on Tuesday 28 April 2026, commencing at 10.00am (AEST) | Monday 27 April 2026 at 8.00pm (EDT) to discuss the Q1 2026 Quarterly Report. The call will be hosted by Mr. Garold Spindler, Interim Chief Executive Officer and Mr. Barrie van der Merwe, Group Chief Financial Officer.

Please click on the link below to proceed to the registration page. From here you are required to fill in your details to pre-register for the conference call.

Coronado Global Resources Inc. Q1 2026 Investor Call

Pre-registering for this conference gives you immediate access on the day with no need to wait for an operator.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

For further information please contact:

Investors	Media
Chantelle Essa	Helen McCombie
Vice President Investor Relations	Sodali &Co
P: +61 477 949 261	P: +61 411 756 248
E: cessa@coronadoglobal.com	E: helen.mccombie@sodali.com

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com